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                                                                   EXHIBIT 10.41

                                            April 13, 1999

            Hawker Pacific Aerospace        Hawker Pacific Aerospace Limited
            11240 Sherman Way               Technical Block A (5362)
            Sun Valley, California 91352    P.O. Box 10, London Heathrow Airport
            Attention: Philip M. Panzera    Hounslow, Middlesex TW6 2JA
                                            United Kingdom
                                            Attention: Dennis Biety


                                     Re: Second Forbearance Letter

            GENtLEMEN:

                     This letter is delivered pursuant to that certain Loan and
            Security Agreement dated as of December 22, 1998 (as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement") by and among Hawker Pacific Aerospace ("U.S. Borrower"), Hawker Pacific Aerospace Limited ("U.K. Borrower" and, collectively with U.S. Borrower, the "Borrowers"), Heller Financial, Inc.,. as Agent and as a Lender (the "Agent"), NMB-Heller Limited, as Funding Agent and Collateral Agent, and the other Lenders from time to time party thereto. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

                     Pursuant to paragraph (A) of the Financial  Covenants Rider to the Loan Agreement, the minimum Tangible Net Worth required to be maintained as of December 31, 1998 was $21,500,000. Pursuant to paragraph (B) of the Financial Covenants Rider to the Loan Agreement, the minimum EBITDA required for the Fiscal Year ended as of December 31, 1998 was $7,000,000. Pursuant to paragraph (D) of the Financial Covenants Rider, the minimum Fixed Charge Coverage permitted for the twelve month period ended as of December 31, 1998 was 1.00:1.00. Based upon your monthly financial statements for the month ended December 31, 1998 and for the Fiscal Year ended as of such date and the Compliance Certificate for such period delivered in connection therewith, actual Tangible Net Worth as of December 31, 1998 was $20,601,394 actual EBITDA for the Fiscal Year ended as of December 31, 1998 was $4,808,129 and actual Fixed Charge Coverage for the twelve months ended as of December 31, 1998 was 45:1:00. Pursuant to subsection 8.l(C) of the Loan Agreement, such breaches of the covenants set forth in paragraph (A), (B) and (D) of the Financial Covenants Rider constitute immediate Events of Default under the Leon Agreement; such Events of Default shall be collectively referred to herein as the "Existing Events of Default".
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             Hawker Pacific Aerospace
             Hawker Pacific Aerospace Limited
             April 13, 1999
             Page 2 of 7

                     Borrowers  hereby  recognize  and  acknowledge  that (a) in
             connection  with  the  Existing  Events  of  Default,   Agent  and
             Borrowers entered into those certain letter agreements dated as of March 4, 1999 and March 10, 1999 (collectively, the "Prior Forbearance Letter"), that the "Forbearance Period" as defined in the Prior Forbearance Letter (the "Prior Forbearers Period") expired as of March 30, 1999, and that the agreement to forbear set forth in the Prior Forbearance Period is thus of no further force and effect, and (b) the Existing Events of Default continue to exist as of the date hereof Based on the foregoing, Borrowers hereby further recognize and acknowledge that, absent the effectiveness of this letter agreement, Agent, Funding Agent, Collateral Agent and Lenders have the right, in accordance with the provisions of the Loan Agreement and the other Loan DOCUMENTS , to
             (i) immediately cease making additional Loans and issuing Lender Letters of Credit and to cause their obligation to lend their respective Pro Rata Shares of the Commitments to be suspended; (ii) declare all or any portion of the Loans end all or some of the other Obligations to be immediately due and payable together with accrued interest thereon, and to terminate the obligations of Agent, Funding Agent, Collateral Agent and Lenders to make Loans and issue Lender Letters of Credit; (iii) demand that Borrowers immediately deposit with Agent an amount equal to 105% of the aggregate outstanding Letter of Credit Reserve to enable Agent or any Lender to make payments under the Lender Letters of Credit when required and (iv) exercise such other rights and remedies available to Agent, Funding Agent, Collateral Agent and Lenders under the Loan Documents or at law or in equity, including without limitation the right to immediately enforce their Liens on the Collateral.

                     As set forth in the Prior Forbearance Latter, as a result
             of the Existing Events of Default, you were formally noted that, as of February 19, 1999, Agent has established a reserve against the Borrowing Base of $5,000,000. You are hereby notified that such reserve continues to remain in effect as of the date hereof and shall remain in effect until such time as Agent receives duly executed copies of the Guaranty and Letter of Credit described (and defined) in paragraph (6) below.

                     You are hereby advised that from and after the date of this letter, and continuing for so long as the Existing Events of Default are continuing, Agent, Funding Agent, Collateral Agent and Lenders hereby agree to further forbear from exercising the rights and remedies afforded Agent and Lenders under the Loan Agreement and the other Loan Documents as a result of the Existing Events of Default (other than (x) the establishment of the reserve against the Borrowing Base as set forth above, which reserve may, subject to the provisions of paragraph (6) below, be maintained or modified at any time by Agent in its sole discretion notwithstanding the terms of this letter, and (y) the elimination of the LIROR option as described below), but only for the period commencing on the Effective Date of this letter through the earlier of (a) the date on which a Forbearance Default shall have occurred and be continuing, and (b) April 30, 1999 (the "Second Forbearance Period"), and only subject to the terms and conditions set forth in paragraphs(l) through (6) below (collectively, the "Second Forbearance Conditions"):

                                     (l)  Notwithstanding  anything contained in
                     the Loan Documents to the contrary (including without limitation that certain Post Closing Matters and Waiver Agreement dated as of the Closing Date), Borrowers shall
                     (a) as promptly as practicable following the date hereof, establish or cause to be established the U.S. Blocked Accounts as required pursuant to subsection 4.26(A) of the Loan Agreement, to the extent not previously established pursuant to the Prior Forbearance Letter, and (b) continue to use their best efforts to, as promptly as practicable following the date hereof, establish or cause to be established the

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             Hawker Pacific
             Hawker Pacific Aerospace Limited
             April 13, 1999
             Page 3 of 7

                    U.K. Blocked Accounts as required pursuant to subsection 4.26(B) of the Loan Agreement, to the extent not previously established pursuant to the Prior Forbearance Letter;

                             (2) Notwithstanding  anything contained in the Loan
                     Documents to the contrary (including without limitation the provisions of paragraph (F) of the Reporting Rider to the Loan Agreement),until Agent shall give Borrower Representative written notice to the contrary, Borrower Representative shall continue to deliver to Agent and Funding Agent Borrowing Base Certificates on the second Business Day of each week, setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding week, and otherwise in the form and containing the information required pursuant to paragraph
                     (F) of the Reporting Rider;

                             (3) As promptly as practicable  and in any event no
                     later than April 16, 1999, Borrowers shall retain the services of a third party turnaround consultant acceptable to Agent to assist in the turnaround efforts for the U.K. Borrower (including without limitation those efforts described in the turnaround implementation plan delivered pursuant to the Prior Forbearance Letter);

                             (4) On or prior to April 15, 1999,  Borrowers shall
                     deliver to Agent restated annual financial statements for Borrowers' Fiscal Year 1998 conforming to the requirements of paragraph (C) of the Reporting Rider to the Loan Agreement; Borrowers' EBITDA set forth in such restated annual Financial statements shall not be less than $3,500,000;

                             (5) From and  after  April 1, 1909 and at all times
                     thereafter until Agent shall give Borrowers written notice to the contrary, and notwithstanding anything contained in the Loan Documents to the contrary including without limitation the definition of the term "Base Rate Margin")
                     (a) Borrowers shall no longer be entitled to elect the LIBOR option with respect to any Loans, and each outstanding LIBOR Loan shall automatically convert to a Base Rate Loan denominated in the same Available Currency as such LIBOR Loan as of the equation of the Interest Period applicable thereto, and (b) the Base Rate Margin shall equal one and one-half of one percent (1.50%), which margin shall not be subject to adjustment as of any Adjustment Date. The parties hereto acknowledge and agree that this paragraph (5) effectively eliminates the pricing matrix currently embodied in the terms "LIBOR Margin" and "Base Rate Margin" in the Loan Agreement in the course of considering potential restructurings of the Credit facilities as discussed in the last paragraph of this letter, Agent and Lenders may consider providing an alternative pricing matrix, but as more fully stated in such last paragraph of this letter, there are no assurances that any such alternative will be offered or approved by Agent and Lenders; and

                             (6) No later than April 23, 1999;

                            (a) Unique or Melanic Bastian, as the case may be (either such person, the "Term B Guarantor") will execute and deliver to Agent (i) a Guaranty of up to $2,500,000 of the Obligations in respect of Term Loan B (the

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             Hawker Pacific Aerospace
             Hawker Pacific Aerospace Limited
             April 13, 1909
             Page 4 of 7

                             "Guaranty"), Which Guaranty must be in form and substance satisfactory to agent, and (ii)a stand-by letter of credit securing the obligations of the Term B Guarantor under the Guaranty, which letter of credit (the "Letter of Credit")must be in a face amount of $2,500,000, must name Agent, for the benefit of Agent and Lenders, as sole beneficiaries, and must be issued by a bank satisfactory to Agent. Sole recourse under the GuaRANty will be limited to drawing under the Letter of Credit. Further, the Letter of Credit will(i) provide that drawings thereunder may be made upon Agent's demand at anytime during the period commencing on the issuance date thereof through December 31, 2003, so long as at the time any such demand is made, a 'material Event of Default' (as such term will be mutually agreed upon in the GuaRANty) has occurred and is then continuing, and (ii) otherwise be acceptable in form and substance to Agent. Proceeds of drawings under the Letter of Credit will be applied in repayment of Term Loan B. U.S. Borrower and the Term B Guarantor will execute and deliver such agreements as may be necessary to provide that, upon any drawing by Agent under the Letter of Credit (x) the amount drawn will constitute additional Subordinated Debt of U.S. Borrower owed to the Term B Guarantor, subject in all respect to the terms and conditions set forth in the existing Subordination Agreement (which agreement will be amends to so provide), and (y) the Term B Guarantor shall be entitled to receive from U.S. Borrower and U.S. Borrower shall issue to the Term B Guarantor, such warrants or similar equity rights as may be agreed upon by the Term B Guarantor and U.S. Borrower, provided that any such agreements and any warrants or similar equity rights to be issued thereunder must be acceptable to Agent. Notwithstanding anything contained to the contrary in the Loan Agreement, in consideration of the issuance of such Guaranty and the delivery of such Letter of Credit, U.S. Borrower will be permitted to pay to the Term B Guarantor a fee, in an annual amount not exceeding 3% of the face amount of such Letter of Credit, which foe may be paid annually in advance in cash on the date such Guaranty and Letter of Credit is executed and delivered to Agent and on each anniversary of such date thereunder so long as such Guaranty and Letter of Credit remain outstanding.

                             (b) Upon delivery of the Guaranty and Letter of Credit as required above (i) the $5,000,000 reserve against the Borrowing Base shall be released, (ii) U.S. Borrower shall request, and Lenders shall make, a Revolving Advance in Dollars in an amount equal to the lesser of (x) $4,150,000 (e.g., the then outstanding principal balance of Term Loan B less the $2,500,000 portion thereof secured by the Letter of Credit), and (y) Availability as of such date, and (iii) U.S. Borrower shall direct Agent to apply the proceeds of such Revolving Advance as a permanent prepayment of the principal

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           Hawker Pacific Aerospace
           Hawker Pacific Aerospace Limited
           April 13, 1999
           Page 5 of 7

                             balance of Term Loan B, which prepayment will be made without premium or penalty.

                             (c) Notwithstanding anything contained in the Loan Agreement to the contrary, no further Scheduled Installments shall be require to be paid in respect of Term Loan B from and after the earlier of (i) the date the Revolving Advance referred to in paragraph 6(b) is made and applied to Term Loan B, if Availability as of such date is sufficient to permit U.S. Borrower to repay $4,150,000 of Term Loan B on such date, and (ii) such subsequent date on which the outstanding principal balance of Term Loan B has been reduced to $2,500,000 (and until such date, Borrowers shall continue to make payments of Scheduled Installments of Term Loan B on the dates required pursuant to the Loan Agreement, each such Scheduled Installment to be in an amount equal to the lesser of (x) the amount of the Scheduled Installment due on the relevant payment date pursuant to the Loan Agreement, or (y) the amount required to reduce the outstanding principal balance of Term Loan B to $2,500,000.

                             By execution of this letter agreement, Borrower hereby represent and warrant that as of the date hereof, no Forbearance Default has occurred and is continuing. For purposes of this letter:

                   (i) the term "Forbearance Default" means the occurrence and continuance of any Default or Event of Default under the Loan Agreement or any of the other Loan Documents other than the Existing Events of Default, or the failure by Borrowers or either of them as of any date of determination to satisfy any of the Second Forbearance Conditions required to be satisfied as of such date; and

                   (ii) the term "Effective Date" Shall mean the date on which a counterpart of this letter, duly executed by each Borrower, is delivered to Agent, which date shall occur no later than April 13, 1999 (and the foregoing agreement to forbear shall be of no force or effect if the Effective Date does not occur on or prior to April 13, 1999).

                             The foregoing agreement to forbear shall be limited precisely as written and shall not be deemed to (i) be a waiver of the Existing Events of Default or of Agent's, Funding Agent's, Collateral Agent's or Lenders' right to exercise or enforce any of their rights and remedies under the Loan Agreement or the other Loan Documents, as more fully described above; (ii) be a waiver or modification of any other term or condition of the Loan Agreement or of any of the other Loan Documents; or(iii) prejudice any right or rights which Agent, Funding Agent, Collateral Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any of the other Loan Documents.

                             You are hereby further advised that, except for the agreement of Agent, Funding Agent, Collateral Agent and Lender to forbear from exercising their rights and remedies during the Second Forbearance Period as set forth above, Agent, Funding Agent, Collateral Agent and Lenders expressly reserve the right to exercise any or all of their rights and remedies under the Loan Agreement and the other

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           Hawker Pacific Aerospace Hawker
           Pacific Aerospace Limited
           April 13, 1999
           Page 6 of 7

           Loan Documents or otherwise now or at any time hereafter. None of the statements set forth in this letter, any prior oral or written statements by Agent, Funding Agent, Collateral Agent or at any Lender to Borrowers (including without limitation the Prior Forbearance Letter), the making of further advances or other extensions of credit to Borrowers, or the failure of Agent, Funding Agent, Collateral Agent or any Lender to exercise any of its rights and remedies against Borrowers now or at any time in the future, shall be deemed a waiver of the Existing Events of Default described herein, a waiver of any such right and remedies or a waiver or modification of any of the terms of the Loan Agreement or any of the other Loan Documents, all of which remain in full force and effect.

                            You are hereby further advised that, during the Second Forbearance, the Agent may, in its sole discretion, consider working with Borrowers on a potential restructuring of the facilities provided under the Loan Agreement and the other Loan Document, provided that you hereby acknowledge and agree that (a) neither Agent, Funding Agent, Collateral Agent or any Lender is obligated or in any way committed to enter into any such restructuring, (b) none of Agent, Funding Agent, Collateral Agent or any Lender has Sought or obtained the approval of their respective internal credit authorities as to any such restructuring or any potential terms and conditions thereof, (c) this letter shall not be deemed or construed as obligating any of Agent, Funding Agent, Collateral Agent or any Lender to seek or obtain any such approval, and (d) the terms and conditions of any such restructuring, if one should occur, are not known at this time.

                                             Very truly yours,

                                             HELLER FINANCIAL, INC., as Agent


                                             By:
                                             Title: Vice President

                       (signatures continue on next page)

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            Hawker Pacific Aerospace
            Hawker Pacific Aerospace Limited
            April 13, 1999
            Page 7 of 7

            ACKNOWLEDGED AND AGREED TO
            this 13th day of April, 1999 by
            HAWKER PACIFIC AEROSPACE

            By:
            Title:

            ACKNOWLEDGE AND AGREED TO
            this 13th day of April, 1999 by
            HAWKER PACIFIC AEROSPACE LIMITED

            By:
            Title:

            cc:     Yvonne E. Chester, Esq.
                    Troy & Gould Professional Corporation
                    1801 Century Park East, Suite 1600
                    Los Angeles, California 90067

                     and

                     Andrew Heathcock, Esq.
                     Paris, Smith & Randall, Solicitors
                     Number 1, London Road
                     Southhampton, Hampshire S015 2AE
                     United Kingdom

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